UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2006
United Development Funding III, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-127891 (1933 Act)	20-3269195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1702 N. Collins Boulevard, Suite 100, Richardson, Texas
75080
(Address of principal executive offices)
(Zip Code)
(214) 370-8960
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 27, 2006 United Development Funding III, L.P. (the “Partnership”) originated a loan to Arete Real Estate and Development Company, Modern Modular Home Rental Corp and Creative Modular Housing, Inc., all Texas corporations that are unaffiliated with the Partnership (collectively, “Borrowers”), in the principal amount of $3,617,500, pursuant to a Secured Promissory Note (the “Note”) and related loan documents executed among the Partnership, the Borrowers, and certain affiliates of the Borrowers. The Partnership funded $350,000 on September 27, 2006 towards its total funding commitment of $3,000,000 under the Note. The Note provides for a $400,000 interest reserve and the payment of fees and closing costs by Borrowers, which amounts are funded under the Note. The outstanding principal amount of the Note bears interest at a base rate equal to 16.5% per annum, accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the Note are funded by the Partnership through monthly interest reserve advances, until the $400,000 interest reserve is exhausted. Thereafter, payments equal to the amount of accrued interest on the outstanding principal balance of the Note are due monthly. The outstanding principal balance of the Note, together with all accrued, unpaid interest thereon and other unpaid amounts due under the Note, are due and payable on the maturity date, October 31, 2009. If the Borrowers prepay the Note and such prepayments are applied to accrued interest, the interest reserve is replenished in the amount of the prepayment, provided that the interest reserve does not exceed $400,000.
     The Borrowers’ obligations under the Note are secured by a pledge of equity interests in various partnerships and corporations owned by Borrowers and certain affiliates of Borrowers, and by a security interest against all of Borrowers’ assets. The Note is guaranteed by the principals of Borrowers.
     In consideration for the Partnership’s commitment provide the loan to Borrowers and to fund $3,000,000 under the Note, subject to its terms and conditions, Borrowers paid the Partnership a commitment fee in the amount of $204,000, which will be amortized into the Partnership’s income over the life of the loan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding III, L.P.

	By:	UMTH Land Development, L.P. Its General Partner

Dated: October 2, 2006		By:	/s/ Jeff W. Shirley

Jeff W. Shirley President and Chief Executive Officer of UMTH Land Development, L.P.

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